Exhibit 1(b)

                           ASSET ALLOCATION PORTFOLIOS

                          FORM OF AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
                    BENEFICIAL INTERESTS (WITHOUT PAR VALUE)

         Pursuant to Section 6.2 of the Declaration of Trust, dated December 14, 1995 (the "Declaration of Trust"), of Asset Allocation Portfolios (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby establish and designate five series of Interests (as defined in the Declaration of Trust), such series to have the following special and relative rights:

         1.  The series shall be designated as follows:

                         ASSET ALLOCATION PORTFOLIO 100
                         ASSET ALLOCATION PORTFOLIO 200
                         ASSET ALLOCATION PORTFOLIO 300
                         ASSET ALLOCATION PORTFOLIO 400
                         ASSET ALLOCATION PORTFOLIO 500

         2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Investment Company Act of 1940 to the extent pertaining to the offering of Interests of each series. Each Interest in each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional Interest on matters on which Interests of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.2 of the Declaration of Trust.

         3. Investors in each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

         4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.2 of the Declaration of Trust.


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         5. Subject to the provisions of Section 6.2 and Article X of the
Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.

         IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series at Tucker's Town, Bermuda, on separate counterparts this ______ day of ______________, 1997.




                                               _________________________________
                                               Elliott J. Berv
                                               As Trustee and not individually




                                               _________________________________
                                               Philip W. Coolidge
                                               As Trustee and not individually




                                               _________________________________
                                               Mark T. Finn
                                               As Trustee and not individually



                                               _________________________________
                                               Walter E. Robb, III
                                               As Trustee and not individually